Exhibit 3.22

AMENDED AND RESTATED BYLAWS

OF

JEWELL COKE ACQUISITION COMPANY,

a Virginia Corporation (hereinafter the “Corporation”)

ARTICLE I

OFFICES AND AGENT

Section 1.1. Registered Office and Agent. The Corporation shall maintain a registered agent in the Commonwealth of Virginia and shall have a registered office whose business office is identical to the registered office.

Section 1.2. Other Offices. In addition to its registered office, the Corporation also may have office(s) at any other place or places, within or without the Commonwealth of Virginia, as the Board of Directors may from time to time select or as the business of the Corporation may require or make desirable.

ARTICLE II

SHAREHOLDER MEETINGS

Section 2.1. Annual Meetings. The annual meeting of the shareholders will be held on the date and at the location designated by the Board of Directors in the notice of the annual meeting. The purpose of the annual meeting is to elect the Board of Directors and to transact any other necessary business.

Section 2.2. Special Meetings. Special meetings of the shareholders may be called for any purpose other than the election of Directors and may be held within or without the Commonwealth of Virginia at the time and place stated in the notice of the special meeting or in a duly executed waiver of notice. The business conducted at special meetings shall be limited to the purpose(s) stated in the notice. Special meetings of the shareholders, unless otherwise provided by statute or by the Articles of Incorporation, may be called by the Board of Directors, the Chairman of the Board, or the President.

Section 2.3. Notice of Meetings. Written or printed notice of any meeting of the shareholders must be delivered either personally or by mail to each shareholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting. However, if a plan of merger or sale exchange, a plan of dissolution, or a proposed sale of assets other than in the regular course of business is to be discussed at the meeting, notice and a copy of the proposed activity must be given no less than 25 days nor more than 60 days before the date of the meeting. The notice shall state the place, date and time of the meeting. Notice of a special meeting must also indicate the purpose or purposes for which the meeting is called. If business other than the election of the Board of Directors will be conducted at an annual meeting, the notice shall indicate the business to be conducted.

Section 2.4. Waiver of Notice. Shareholders may waive notice of a meeting in writing or by electronic transmission and delivered to the Corporation for inclusion in the corporate minute book, or by attending the meeting either in person or by proxy.

Section 2.5. Shareholders Entitled to Notice of or Vote. For the purpose of determining which shareholders are entitled to notice of a meeting or to vote at a meeting, the Board of Directors may order that the stock transfer ledger be closed 30 days prior to a meeting. The list of shareholders as of the date the corporate stock transfer ledger is closed will be those shareholders who are entitled to notice or to vote at a meeting.

Section 2.6. Close of Transfer Ledger. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or the shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed 70 days. If the stock transfer ledger shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, that date in any case to be not more than 70 days and, in case of a meeting of shareholders not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted (as the case may be) shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 2.7. Quorum. Quorum for a shareholders meeting is a majority of the votes entitled to be cast, whether in person or by proxy, except as otherwise provided by statute or by the Articles of Incorporation. Once a quorum is present, business may be conducted at the meeting even if shareholders leave prior to the conclusion of the meeting. Adjournment of any meeting of the shareholders shall be by majority vote of the shares present and entitled to vote. If a quorum is not present at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting without notice other than announcement of the new time and place for the re-adjournment of the meeting. Any business that may have been transacted at the originally noticed meeting may be conducted at a re-adjourned meeting where quorum is present or represented by proxy.

Section 2.8 Shareholder Voting. Each outstanding share of stock entitled to vote as shown on the corporate stock transfer ledger will have one vote. An act of the shareholders is made when a quorum is present and the votes case in favor of the action exceed the number of votes cast opposing the action, unless the vote of a greater number of shares is otherwise required by law or the Articles of Incorporation.

Section 2.9. Proxies. At all meetings of the shareholders, a shareholder may exercise his or her right to vote by a proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. To be valid, the proxy must be received by the Secretary of the Corporation prior to the stated time and date of the meeting. No proxy may be valid for longer than 11 months, unless the proxy states otherwise. Proxies are revocable prior to the meeting for which they are intended.

Section 2.10. Shareholder Consent in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting if a written consent is signed by all of the shareholders entitled to vote. The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder, and delivered to the Corporation for including in the minutes or filing in the corporate records.

Section 2.12. Inspection of Books and Records. Any shareholder of the Corporation shall have the right to inspect the books and records of the Corporation in accordance with the Virginia law.

Section 2.13. List of Shareholders. After fixing the record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting, arranged by voting group and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder. The list shall be available for inspection by any shareholder (or his or her agent or attorney) for a period of 10 days before the meeting and continuing through the meeting at the Corporation’s principal office or at the office of its transfer agent or its registrar.

ARTICLE III

THE BOARD OF DIRECTORS

Section 3.1. Duties, Number, Election, Term and Qualification. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than one Director. Directors need not be residents of the Commonwealth of Virginia nor shareholders of the Corporation unless provided otherwise by the Articles of Incorporation. The Directors, other than the initial Board of Directors, shall be elected at the annual meeting of the shareholders. Each Director shall serve until the next annual shareholder’s meeting following his or her election or until his or her successor is elected and qualified. The initial Board of Directors shall hold office until the first annual meeting of the shareholders. The Board of Directors shall have all of the powers available under state law and may exercise all such powers of the Corporation and do all such lawful acts that are not required to be exercised or done by the shareholders by state law, the Articles of Incorporation, or by these Bylaws.

Section 3.2. Removal. One or more Directors may be removed from office, with or without cause, by a majority vote of the shareholders entitled to vote at a special meeting of the shareholders called for that purpose.

Section 3.3 Vacancies. Unless provided otherwise in the Articles of Incorporation,

any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled for the unexpired term by the affirmative vote of a majority of the remaining Directors or by a vote of the shareholders. A Director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders. A Director elected to fill a new position on the Board of Directors shall serve until the next annual meeting of the shareholders or until his or her successor is elected and qualified.

Section 3.4. Books and Records. The Directors may keep the books of the Corporation outside of the Commonwealth of Virginia, except those records required by law to be kept within the state, at such place or places as they may from time to time determine.

Section 3.5. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of all Directors for services to the Corporation as Directors, officers or otherwise.

Section 3.6. Committees of the Board of Directors. The Board of Directors, by resolution, may designate from among its members an executive committee and one or more other committees, each consisting of one or more Directors all of whom serve at the pleasure of the Board of Directors. Except as limited by Virginia law, each committee shall have the authority set forth in the resolution establishing the committee. The provisions of this Article III as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1. Location of Meetings. Meetings of the Board of Directors, whether regular or special, may be held either within or without the Commonwealth of Virginia at any location the Board of Directors may from time to time establish or as set forth in the notice of a meeting.

Section 4.2. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board. Written notice of a regular meeting of the Board must be sent to each Director no less than 2 days and no more than 10 days before the date of the regular meeting. Directors may waive notice of a meeting in writing or by attending the meeting.

Section 4.3. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or by the written request of any 2 Directors in office at that time. The Secretary shall give notice of each special meeting of the Board of Directors, which shall specify the time and place of the meeting, at least 2 days prior to the meeting. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. At any meeting at which all Directors are present, even without notice of the meeting, any business may be transacted and any Director may waive notice of any special meeting and its objectives.

Section 4.4. Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The notice or waiver of notice for any meeting of the Board of Directors is not required to state the business to be transacted at, or the purpose of, any meeting of the Board of Directors.

Section 4.5. Quorum. Unless a greater number is required by these Bylaws or Virginia law, a quorum of the Board of Directors consists of a majority of the fixed number of Directors. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6. Voting. Each Director will have one vote. The affirmative vote of a majority of the Directors will be sufficient to decide any matter, unless a greater number is required by the Articles of Incorporation or by state law.

Section 4.7. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors (or any action that may be taken at a meeting of a committee of the Board of Directors) may be taken without a meeting if the action is taken by all of the members of the Board of Directors (or of the committee as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each Director (or each Director serving on the committee), and delivered to the Corporation for inclusion in the minutes or filing in the corporate records.

Section 4.8. Participation by Telephone Conference. Any or all Directors may participate in a meeting of the Board of Directors (or of a committee of the Board of Directors) through the use of any means of communication by which all Directors participating may simultaneously hear each other during the meeting.

Section 4.9. Adjournments. Whether or not a quorum is present at a meeting, any meeting of the Directors (including an adjourned meeting) may be adjourned by a majority of the Directors present and reconvene at a specific time and place. Any business may be transacted at any reconvened meeting that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned.

ARTICLE V

OFFICERS

Section 5.1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The Board of Directors, in their discretion, may also appoint a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and any other officers and agents as it shall deem necessary. Officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The officers shall be elected or appointed at the annual meeting of the Board of Directors to serve a term of 1 year, or such other term as provided by resolution of the Board of Directors. Each officer shall serve the term of office for which he or she is elected or appointed or until his or her successor has been elected and qualified. Any two offices may be held by the same person.

Section 5.2. Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5.3. Removal and Vacancies. Any officer may be removed by the Board of Directors, with or without cause. Appointment of an officer does not create any contract rights for the officer. Any vacancy in an office of the Corporation shall be filled by the Board of Directors.

Section 5.4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or the Board of Directors.

Section 5.5. President. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders, and shall have general supervision of and responsibility for the business of the Corporation. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. If there is no Chairman of the Board, or in the absence or disability of the Chairman of the Board, he or she shall be responsible for setting policy and direction under the general guidance of the Board of Directors and shall preside at all meetings of the Board of Directors. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent of the Corporation. The President shall perform any other duties as may from time to time be delegated to him or her by the Board of Directors.

Section 5.6. Vice President(s). In the absence or disability of the President, or at the direction of the President, the Vice President, if any, shall perform the duties and exercise the powers of the President. If the Corporation has more than one Vice President, the one designated by the Board of Directors, shall act in lieu of the President. Vice Presidents shall perform the duties and have the powers that the Board of Directors may from time to time assign to them.

Section 5.7. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the acts and proceedings of the shareholders and the Board of Directors (including any committees thereof). The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary shall have custody of the corporate seal of the Corporation and shall have the authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature. The Secretary shall perform any additional duties and have any additional powers the Board of Directors may from time to time assign to him or her. In the absence or disability of the Secretary or at the direction of the President, any Assistant Secretary may perform the duties and exercise the powers of the Secretary.

Section 5.8. Treasurer and Assistant Treasurers. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall maintain full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall make reports of the same to the Board of Directors and the President upon request. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all duties as may be assigned to him or her from time to time by the Board of Directors. The Assistant Treasurer shall in the absence or disability of the Treasurer or at the direction of the President, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.9. Bonds. The Board of Directors by resolution may require any or all of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.

ARTICLE VI

INDEMNIFICATION

Section 6.1. Scope. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director or Officer of the Corporation, or is or was serving while a Director or Officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under the Virginia Stock Corporation Act.

Section 6.2. Advances. Any person claiming indemnification within the scope of Section 6.1 shall be entitled to advances from the Corporation for payment of the expenses (including attorneys’ fees) of defending actions against such person in the manner and to the full extent permissible under the Virginia Stock Corporation Act upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by relevant provisions of the Virginia Stock Corporation Act; provided, however, that the Corporation shall not be required to advance such expenses to a Director or Officer (i) who commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by the Board of Directors or (ii) who is a party to an action, suit or proceeding brought by the Corporation which alleges willful misappropriation of corporate assets by such Director or Officer, disclosure of confidential information in violation of such Director’s or Officer’s fiduciary or contractual obligations to the Corporation, or any other willful and deliberate breach in bad faith of such director’s or officer’s duty to the Corporation or its shareholders.

Section 6.3. Procedure. On the request of any person requesting indemnification under Section 6.1, the Board of Directors or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the Board of Directors or committee so directs or if the Board of Directors or committee is not empowered by statute to make such determination.

Section 6.4. Other Rights. The indemnification and advancement of expenses provided for by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or disinterested Directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.5. Insurance; Offset. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of these Bylaws. The Corporation’s obligation to provide indemnification under this Article VI shall be offset to the extent the indemnified party is indemnified by any other source including, but not limited to, any applicable insurance coverage under a policy maintained by the Corporation; provided, however, that such offset shall apply only to the extent the indemnified party actually first receives payments under such policy.

Section 6.6. Modification. The duties of the Corporation to indemnify and to advance expenses to a Director or Officer provided in this Article VI shall be in the nature of a contract between the Corporation and each such Director or Officer, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such Director or Officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

ARTICLE VII

STOCK CERTIFICATES

Section 7.1. Stock Certificates. Certificates that represent shares of stock in the Corporation will be in the form determined by the Board of Directors. Certificates will be signed by the President and Secretary of the Corporation. Certificates will be consecutively numbered. The name and address of the person receiving the issued shares, the certificate number, the number of shares, and the date of issue will be recorded by the secretary of the Corporation in the corporate stock transfer ledger. When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate (or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge) a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued. If the Corporation is authorized to issue any preferred or special class in series, the stock certificates will state the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Pursuant to Va. Code § 13.1-648, the Board of Directors may authorize the issuance of all or some classes or series of the Corporation’s stock without certificates. If this option is exercised, the provisions of this Article VII should be conformed and a resolution of the Board of Directors adopted either in the minutes of a meeting of the Board.

Section 7.2. Noncertificated Stock. The Board of Directors of the Corporation may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Shares already represented by Certificate shall not be affected until the are surrendered to the Corporation.

Section 7.3. Signatures. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who signs or whose facsimile signature is placed upon a stock certificate ceases to be such officer before the stock certificate is issued, it may be issued by the Corporation with the same effect as if he or she was that officer at the date of its issue.

Section 7.4. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any stock certificate previously issued by the Corporation that is alleged to have been lost or destroyed. When authorizing the issue of a new stock certificate, the Board of Directors, in its discretion and as a condition precedent to its issuance, may prescribe any terms and conditions as it deems expedient and may require any indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any stock certificate alleged to be lost or destroyed.

Section 7.5. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

Section 7.6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Virginia law.

ARTICLE VIII

NOTICE

Section 8.1. Form of Notice. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be communicated in writing, by mail. Notice given by mail shall be addressed to such Director or shareholder, at his or her address as it appears on the records of the Corporation, with prepaid postage, and shall be deemed to be delivered when it is deposited in the United States mail. Notice to Directors also may be given by facsimile communication.

Section 8.2. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these Bylaws, a written waiver signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to giving the required notice.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Dividends. Subject to the provisions of the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Articles of Incorporation. Before payment of a dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve to meet contingencies, or for any other purpose as the Directors determine is in the interest of the Corporation.

Section 9.2. Checks. All checks, demands for money or notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 9.4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Virginia.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 9.5. Article Titles and Subtitles. The Article titles and Section subtitles found in these Bylaws are intended solely to organize the provisions of the Bylaws and are not intended to limit, append, expand or otherwise interpret any provision found herein.

ARTICLE X

AMENDMENTS

These Bylaws may be altered, amended or replaced by the shareholders, and by the Board of Directors unless (1) the Articles of Incorporation or state law reserves this power exclusively to the shareholders in whole or in part; or (2) the shareholders, in amending or repealing a particular provision of these Bylaws, provide expressly that the Board of Directors may not amend or repeal such provision.

ARTICLE XI

AMENDED AND RESTATED BYLAWS

These Bylaws supersede the original bylaws of the Corporation and all amendments thereto.